UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2008

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Pursuant to Regulation BTR (Blackout Trading Restriction), Piper Jaffray Companies (the "Company") notified its directors and executive officers today of a blackout period during which employees of the Company will not be able to make any changes to their investments in the Piper Jaffray Companies Retirement Plan (the "Plan") or obtain loans or distributions from the Plan. The notice also informed the directors and executive officers that they are generally prohibited from trading during the blackout period any Company equity securities acquired in connection with service as a director or executive officer of the Company. This blackout period is due to a change in the third party administrator for the Plan from Milliman to Wells Fargo Retirement Plan Solutions, effective October 1, 2008.

The blackout period will begin during the week of September 21, 2008 and is expected to end during the week of October 12, 2008. During the blackout period and for a period of two years after the ending date of the blackout period, interested parties, including shareholders, may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting James L. Chosy, General Counsel and Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, MN 55402. The person designated by the Company to respond to inquiries about the blackout period is Anne Johnson, Head of Human Resources, and her phone number is (612) 303-8092 and her address is 800 Nicollet Mall, Suite 800, Mail Stop J09N04, Minneapolis, MN 55402.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

September 3, 2008	By:	James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary